UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 or 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

DATE OF REPORT (Date of earliest event reported):      September 25, 2015

PRIMERICA, INC.

(Exact Name of Registrant as Specified in Its Charter)

Delaware	001-34680	27-1204330
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)
1 Primerica Parkway Duluth, Georgia 30099
(Address of Principal Executive Offices)

(770) 381-1000

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01	Other Events.

Beginning with the third quarter of 2015, Primerica, Inc. (the “Company”) has changed its basis for allocating net investment income and interest expense between its Term Life Insurance segment and its Corporate and Other Distributed Products segment in measuring segment results. The change in allocating net investment income and interest expense for measuring segment results does not impact the Company's consolidated financial statements, nor does it impact the Company’s view that the Term Life Insurance segment operating income before income taxes will grow by as much as 8-10% per year over the next several years even if life insurance policies issued remain flat, with upside potential if policies issued increases.

The amount of net investment income allocated to the Term Life Insurance segment will now equal the assumed net interest accreted to the segment’s future policy benefit reserve liability less deferred acquisition costs (“DAC”) as measured under U.S. generally accepted accounting principles (“U.S. GAAP”). All remaining net investment income will be allocated to the Corporate and Other Distributed Products segment. Concurrent with this change, all interest expense incurred by the Company will be attributed solely to the Corporate and Other Distributed Products segment. Exhibit 99.1 attached hereto presents segment operating results under the new basis of allocation for each historical quarterly and annual reporting period beginning in 2012.

This change in segment measurement most appropriately reflects the information used in assessing the Company’s performance and aligns with the operating strategy for managing the Term Life Insurance segment. The performance of the Term Life Insurance segment is focused on distribution and primarily evaluated by pricing margins with fluctuations for mortality, persistency and expenses. Therefore, the impact of yields on the Company’s investment portfolio is not a key driver for the profitability of the Term Life Insurance segment.

The use of captive insurance companies has provided the Company with an efficient method of supporting the portion of statutorily-prescribed term life insurance benefit reserves believed to be redundant. Accordingly, the net investment income earned by the Company’s invested assets is no longer aligned directly with the level of statutory reserves in the Term Life Insurance segment. As such, the updated measurement of segment results is also consistent with the Company’s strategies for managing capital, which have evolved over time with the use of captive insurance company financing transactions.

The information provided hereto as Exhibit 99.1 in Item 9.01, is “furnished” and shall not be deemed to be “filed” for purposes of Section 18 of the Exchange Act, or otherwise subject to the liabilities of such section, and shall not be incorporated by reference in any filing made by the Company under the Exchange Act or the Securities Act, except to the extent expressly set forth by specific reference in any such filings.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits.

99.1	Recast of Historical Segment Operating Results and Certain Supplemental Financial Information

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: September 25, 2015	PRIMERICA, INC.

/s/ Alison S. Rand
Alison S. Rand
Executive Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description
99.1	Recast of Historical Segment Operating Results and Certain Supplemental Financial Information

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